ARTHUR ANDERSEN LLP

                                                       Exhibit 23(b)









            Consent of Independent Public Accountants




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8, related to the Southern Electric International, Inc. Savings Plan for Covered Employees, of our reports dated February 15, 1995 on the financial statements of The Southern Company and the related financial statement schedules included in The Southern Company's Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this registration statement.




                                   /s/ ARTHUR ANDERSEN LLP


Atlanta, Georgia
March 31, 1995